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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 13, 1996 with respect to the consolidated financial statements of Flextronics International Ltd. in the Registration Statement (Form S-3) and related Prospectus of Flextronics International Ltd. for the registration of 1,750,000 shares of its Ordinary Shares.

Ernst & Young
Singapore
February 11, 1997


                                      II-7